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                           FORM N-4, ITEM 24(b)

4.40 Deferred Compensation Plan (DCP) Unallocated Multiple-Fund Group Variable Annuity with Stable Value Account DCP-uK(SVA)
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AMERICAN UNITED LIFE INSURANCE COMPANY
a OneAmerica Company


CONTRACT NUMBER: (G XX,XXX) (ABC)

CONTRACTHOLDER:(ABC Company)

DATE OF ISSUE: (January 2, xxxx)

CONTRACT DATE: (January 1, xxxx)

FIRST CONTRACT ANNIVERSARY: (January 01, XXXX)

American United Life Insurance Company (AUL) issues this contract in consideration of the Contractholder's application and its payment of Contributions to AUL. When used in this contract, "we," "us," or "our" refer to AUL and "you" or "your" refer to the Contractholder or other representative designated by the Contractholder to act on its behalf.

All provisions and conditions stated on this and subsequent pages are part of this contract.

This contract is signed for us at our Home Office in Indianapolis, Indiana. Our mailing address is P.O. Box 368, Indianapolis, Indiana 46206-0368. Our street address is One American Square, Indianapolis, Indiana 46282.

AMERICAN UNITED LIFE INSURANCE COMPANY
By
Dayton H. Molendorp
(President and Chief Executive Officer)

Attest
Thomas M. Zurek
(Secretary)

                              AUL American Series

                        Deferred Compensation Plan (DCP)

   Unallocated Multiple-Fund Group Variable Annuity with Stable Value Account
                                    ((SBR))

                           Current Interest Credited

                                Nonparticipating



ACCUMULATION UNITS IN AN INVESTMENT ACCOUNT UNDER THIS CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning your contract, or wish to register a complaint, you may reach us by calling (1-800-261-9618).

DCP-uK(SVA)        ((SBR))

                               TABLE OF CONTENTS

SECTION 1 - DEFINITIONS        (3)

SECTION 2 - ADMINISTRATION OF THE CONTRACTHOLDER ACCOUNT        (6)

SECTION 3 - OPERATION OF THE STABLE VALUE ACCOUNT (SVA)        (7)

3.1   Allocations to the SVA
3.2   Provision of a Guaranteed Rate for the SVA
3.3   Minimum Rate Guarantee
3.4   Limitation on Contributions and Transfers to the SVA

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS        (8)

4.1   Operation of Investment Accounts
4.2   Valuation of Mutual Funds and Other Entities
4.3   Accumulation Units
4.4   Value of Accumulation Units
4.5   Valuing the Contractholder Account

SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS        (9)

5.1   Plan Benefit Payments
5.2   Transfers Between Investment Options
5.3   Transfers to and from the SVA
5.4   Other Funding

SECTION 6 - ANNUITIES        (11)

6.1   Annuity Purchases
6.2   Annuity Options
6.3   Determining Annuity Amount
6.4   Proof of Age and Survival; Minimum Payments

SECTION 7 - OTHER CONTRACT CHARGES        (12)

7.1   Investment Option Charge (IOC)
7.2   Taxes
7.3   Reduction or Waiver of Charges
7.4   Other Charges
(7.5   Variable Investment Plus (VIP) Credit Factor)

SECTION 8 - CONTRACT MODIFICATIONS        (14)
8.1   Contract Amendment

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8.2   Rates and Section 7 Charges
8.3   Conformance with Law
8.4   Addition, Deletion, or Substitution of Investments
8.5   Our Right to Initiate Changes
8.6   Prohibited Amendments

SECTION 9 - TERMINATION OF CONTRACT (16)

9.1   Termination by You
9.2   Payment Upon Termination by You
9.3   Indemnification Required
9.4   Effect on Contract Obligations

SECTION 10 - GENERAL PROVISIONS (18)

10.1   Ownership
10.2   Entire Contract
10.3   Benefit Determinations
10.4   Representations and Warranties
10.5   Contractholder Representative; Misstatement of Data
10.6   Assignment by Contractholder
10.7   Form of Request, Notice, Instruction, or Direction
10.8   Conformity with Law
10.9   Gender and Number
10.10   Facility of Payment
10 .11   Voting
10.12   Acceptance of New Contributions
10.13   Our Annual Statement
10.14   Notice of Annual Meeting of Members

TABLE OF CONTRACT CHARGES (21)

TABLE OF GUARANTEED IMMEDIATE ANNUITIES (22)

TABLE OF INVESTMENT ACCOUNTS (23)

DCP-uK(SVA)        ((SBR))                 2

SECTION I - DEFINITIONS

1.1 Your "Account Value" as of a date is:

(a)  your balance in the Stable Value Account (SVA) on that date; plus

(b) the value of your Accumulation Units in each Investment Account on that date.

1.2 "Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3 "Annuity Commencement Date" is the first day of the month an annuity begins under this contract. This date may not be later than the date a Participant's periodic benefits are required to commence under the Code.

1.4 "Business Day" is any day both the New Yark Stock Exchange and our Home Office are open for the general conduct of business.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations and rulings issued thereunder.

1.6 The "First Contract Anniversary" is listed on the contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7 "Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8 The first "Contract Year" starts on the Contract Date listed on the contract face page and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9 "Contractholder Account" is an account we maintain for you under this contract.

1.10 "Contributions" are amounts that can be allocated to your Account according to your instructions and that have been paid to us or transferred to this contract from a prior A UL group annuity contract or a prior funding medium, pursuant to the Plan. Such transferred amounts may be listed under categories other than "Contributions" on annual and quarterly reporting.

1.11 "Contribution-Source" means each type of Contribution allowed under the Plan. Y ou are responsible for tracking each Contribution-Source separately.

1.12 "Excess Contributions" are Contributions in excess of the applicable Code limits. You are responsible for tracking Excess Contributions.

1.13 "Guaranteed Rates" are the guaranteed annual effective rates of interest we credit on a daily basis to the SV A. A Guaranteed Rate is a fixed interest rate that does not vary based on the investment experience of AUL's general account, and may be modified only prospectively, as described in section 3.2.

1.14 "Guaranteed SV A Account Value" is applied pursuantto the provisions of sections 5.1, 6.1, and 9.2, and is equal to the greater of:

(1) the SVA Account Value, or

DCP-uK(SVA)        ((SBR))                 3

(2) an amount equal to the total of all Contributions, transfers, and interest credited thereto, that are allocated to the SV A for the Contractholder that have not been withdrawn previously from the SV A, at an annual effective rate of interest (credited from the date of allocation to the SVA) equal to (the average 5-year Constant Maturity Treasury Rate reported by the Federal Reserve for the month of October of the calendar year immediately preceding each calendar year in which monies are invested in the SV A (rounded to the nearest 0.05%), minus 1.25%. This interest rate shall not be less than 1% nor greater than 3%.)

When a partial withdrawal is made from the Contractholder Account to provide a Plan benefit in the form of an annuity or a lump-sum payout, and when any transfer is made from the SVA, under sections 5.l, 5.2, or 6.1, the amount described in (2) above shall be reduced proportionally (i.e., both the amount described in (2) above and the SV A Account Value shall be reduced by the same percentage) to reflect such withdrawal, annuitization, or transfer if, at that time, the amount described in (2) above is less than or equal to the SVA
Account Value. When such a partial withdrawal, partial annuitization, or any transfer is made under those Sections, the amount described in (2) above shall be reduced dollar-for-dollar to reflect such withdrawal, annuitization, or transfer if, at that time, the amount described in (2) above is greater than the SVA Account Value.


We may elect at any time to credit to the Contractholder's SVA Account Value as additional earnings an amount equal to any excess by which the amount described in (2) above exceeds the SV A Account Value, even if done prior to application of the provisions of sections 5.l, 6.1, or 9.2.

1.15 "Home Office" is our principal office in Indianapolis, Indiana. For anything to be "received by AUL," it must be received at our Home Office.

1.16 "Investment Account" means each distinct portfolio established within our Variable Account and identified in the Table ofInvestment Accounts in this contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity identified in the Table ofInvestment Accounts. Our "Variable Account" is a separate account we maintain under Indiana law which is called the AUL American Unit Trust and which is registered under the Investment Company Act of 1940 as a unit investment trust. A "Competing Investment Account" is any (money market or bond Investment Account with a duration of less than 3 years(, as determined solely by AUL.

1.17 "Investment Option" is the SVA, the Interest Account described in section 9.2(a)(2), or any Investment Account.

1.18 "Mutual Fund" means any diversified, open-end, management company made available by us, and listed in the Table of Investment Accounts.

1.19 "Participant" is any person participating in the Plan.

1.20 "Plan" means the Plan Sponsor's plan of deferred compensation for which Contributions are made to this contract.

1.21 "Plan Sponsor" is (ABC Company).

1.22 "Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.

1.23 "Stable Value Account" or "SVA" is an Investment Option described in section 3 to which Contributions may be allocated for accumulation at the Guaranteed Rates. The SVA and the Interest Account described in section 9.2(a)(2) are Investment Options within our general asset account.

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1.24 "Valuation Periods" start at the close of each Business Day and end at the close ofthe next Business Day.

1.25 The "Withdrawal Charge" is a percentage of the Investment Account Account Value and the SV A Account Value (or the portion of the Guaranteed SV A Account Value that is equal to the SV A Account Value) withdrawn under this contract and a percentage of the amount paid out under section 9.2 of this contract. The Withdrawal Charge will not apply to Account Values withdrawn to provide certain benefit payments or an annuity as described in section 5.1 and 6.1, respectively. The percentage varies by the [Contract Year) in which a withdrawal is made. The Withdrawal Charge percentage is as follows:


(During Contract Years                     Percentage
1                                           8
2                                           7
3                                           6
4                                           5
5                                           4
6                                           3
7                                           2
8                                           1
9                                           1
Thereafter                                  0)

In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from the Contractholder Account, exceed (8.5%)of total Contributions allocated to that account.

1.26 "Withdrawal Value" is your Investment Account Value plus your SVA Account Value or your Guaranteed SVA Account Value (depending on whether your entire Account is withdrawn), less any Withdrawal Charge.

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SECTION 2 - ADMINISTRATION OF THE CONTRACTHOLDER ACCOUNT

2.1 How Contributions Are Handled: You determine the amount to be contributed to this contract. We do not guarantee that the amounts held under this contract will be sufficient to purchase the benefits provided by the Plan. Our liability to provide annuities or other benefits is limited to the amounts available under this contract.

Contributions are credited to the appropriate Contribution-Sources as you direct in your allocation instructions. The initial Contribution is allocated to the Contractholder Account by (the second Business Day after we (1) receive the initial Contribution or, if later, (2) receive all data necessary to complete the allocation (including Investment Option elections)). Subsequent Contributions are allocated to the Contractholder Account on [the Business Day we (1) receive that Contribution or, if later, (2) receive all data necessary to complete the allocation].

If we receive funds which cannot be allocated to your Account, those funds will be returned to you in their entirety or, at our option, only the unallocable portion will be returned to you, within [5] Business Days.

If we do not receive your Investment Option elections as of the date we receive a Contribution, the Contribution will be credited to the following default Investment Option: (insert chosen default Investment Option here). Subsequently received Investment Option elections will be used to allocate future Contributions only. We will transfer amounts previously allocated to such default Investment Option, plus gains or minus losses thereon, only if we are directed to make a transfer. This transfer request must be submitted in a format specifically authorized by us.

Funds may be allocated to Investment Options in any increments acceptable to us. Investment Option elections remain in effect until changed by you or your designee. A change in Investment Option elections is made by giving us new Investment Option elections.

As soon as administratively feasible following the Business Day that we receive your notice of intent to terminate the contract pursuant to section 9.1, but no later than(5) Business Days following the Business Day that we receive such notice, no Contributions may be credited to the SVA. If we receive Contributions that are to be credited to the SVA pursuant to your direction after the date that no Contributions may be credited to the SVA, such Contributions shall instead be credited to the Interest Account described in section 9.2(a)(2).

2.2 Transfers from Other Retirement Programs: If permitted by the Plan and by applicable state and federal law , we may accept, or may initiate the transfer of, amounts transferred from other retirement programs. Such transferred amounts, as identified by you, are credited as a rollover Contribution and are tracked within this contract as required by applicable state and federal law.

2.3 Excess Contributions: Contributions may vary in amount and frequency, as determined by your Plan.

On receipt of instructions from you, we will withdraw Excess Contributions, plus gains and minus losses, and return them to you, or as you otherwise direct. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that such return is permitted by the Plan and the Code. A return of Excess Contributions is not subject to a Withdrawal Charge.

2.4 Transfers from Other Contracts: We may require amounts transferred to this contract from other AUL group annuity contracts to be credited to the SVA. We will advise you if this limitation applies before accepting such a transfer.

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            SECTION 3 -- OPERATION OF THE STABLE VALUE ACCOUNT (SVA)

3.1 Allocations to the SV A: We allocate Contributions to the SVA based on the information you provide. We credit interest daily to the SVA Account Value from the date of the Contribution or transfer to the SVA to the date of withdrawal or transfer from the SV A to an Investment Account.

3.2 Provision of a Guaranteed Rate for the SV A: Each year, at least [35 daysJ prior to January 1, we shall declare a Guaranteed Rate for the SVA that shall apply for the subsequent calendar year. All monies in the SVA will earn interest at the Guaranteed Rate in effect. At the time we declare a Guaranteed Rate for the next year, you shall have the option of rejecting the new rate, provided that notice of such rejection is received by us at our Home Office at least [5 day's prior to the date that the new Guaranteed Rate takes effect. If you reject the new Guaranteed Rate, you will have terminated the contract as provided in section 9.1. Until such time as SV A funds are transferred to the Interest Account pursuant to section 9.2(a)(2) and are distributed using the form of payment elected by you (as described in section 9.2(a)(2)), amounts invested in the SVA and in the Interest Account shall continue to earn interest at the Guaranteed Rate in effect for the SVA as of the Business Day that we receive notice of your rejection of the new Guaranteed Rate at our Home Office.

3.3 Minimum Rate Guarantee: No Guaranteed Rate may be less than an annual effective interest rate of (O%). Thus, principal and interest accrued on all amounts invested in the SVA are guaranteed (although such amounts are subject to the Withdrawal Charge).

3.4 Limitation on Contributions and Transfers to the SVA: Except for annuity purchases as described in section 6.1, we reserve the right to limit or disallow allocation of new Contributions, transfers, and loan repayments to the SVA upon
(30) days notice to you.

DCP-uK(SVA)        ((SBR))                 7

                 SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

4.1 Operation of Investment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2 Valuation of Mutual Funds and Other Entities: The current report or prospectus for each Mutual Fund or other entity listed in the second column of the Table of Investment Accounts describes how that Mutual Fund's or other entity's assets are valued.

4.3 Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account.

4.4 Value of Accumulation Units: We establish the initial Accumulation Unit value for a new Investment Account on the inception date ofthat Investment Account. The value of an Accumulation Unit for any later Valuation Period reflects the section 4.l income, gains, and losses and the section 7.1 Investment Option Charge (IOC). We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5 Valuing the Contractholder Account: We determine your Account Value in an Investment Account by multiplying the Accumulation Units in your Account by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.

DCP-uK(SVA)        ((SBR))                 8

                   SECTION 5 - BENEFIT PAYMENTS AND TRANSFERS

5.1 Plan Benefit Payments: You will advise us of any person for whom a payment is due under the Plan, including the nature and amount of such payment, before the date such payment is due or as soon thereafter as is practicable. Any withdrawal request under this Section must certify the purpose ofthe request. You assume full responsibility for determining whether any withdrawal is permitted under applicable law and under the terms of a particular Plan. We may rely solely upon your representations made in the withdrawal request.

Prior to notification of contract termination (but not thereafter, subject to the provisions of section 9.2), you may direct us to withdraw and pay to you, or as you direct, all or a portion of your (1) Investment Account Account Value and
(2) your SVA Account Value (or your Guaranteed SVA Account Value if your entire Account is withdrawn) in a lump sum to provide:

((a) Plan benefits for retirement, death, disability, nnforeseeable emergencies, loans, or required minimum distribution benefits pursuant to Code section 401(a)(9). Such a withdrawal is not subject to a Withdrawal Charge.)

((b Plan benefits for termination of employment. Such a withdrawal is not subject to a Withdrawal Charge, with the following exceptions:

(1) Any such payment requested for a Participant who terminates employment on or after the date your Plan is terminated is subject to a Withdrawal Charge.

(2) Any such payment requested for a Participant whose termination of employment is part of a partial Plan termination under IRS guidelines is subject to a Withdrawal Charge

(3) Even if there is no full or partial Plan termination under paragraphs (1) and (2) above, we reserve the right to apply a Withdrawal Charge to any such termination of employment payments during the Contract Year (or, at our option, during the 365-day period preceding our receipt of a termination of employment benefit payment request) which exceed 20% of your Account Value determined as of the first day of the Contract Year (or the first day of the 365-day period).

(4) Any such payment requested for a Participant who terminates employment on or after the date the Plan Sponsor files for protection under federal bankruptcy law, is deemed insolvent, dissolves, closes, or shuts down its business, or ceases operations is subject to a Withdrawal Charge.)

((c Plan benefits, including intra-Plan transfers to another Plan funding vehicle, not otherwise listed in Subsections (a) and (b) above. Such a withdrawal is subject to a Withdrawal Charge.)

Under (b)(l), (2), (3), and (4) and under (c) above, if the entire Investment Account Account Value and Guaranteed SVA Account Value is withdrawn, the amount paid equals the Withdrawal Value minus any charges described in section 7 that are not included in the Accumulation Unit value. If a portion of the Investment Account Account Value and SV A Account Value is withdrawn, the Investment Account Account Value and SVA Account Value is reduced by an amount sufficient to make the payment requested and to cover the

DCP-uK(SVA)        ((SBR))                 9

Withdrawal Charge and any charges described in section 7 that are not included in the Accumulation Unit value, subject to the provisions of section 1.14. However, under the exceptions specified in Subsections (b)(1), (2), (3), and (4) above, and under (c) above, we reserve the right to pay you such Guaranteed SV A Account Value or such SVA Account Value (whichever is payable as determined above in this Subsection (c" that you request (subject to the Withdrawal Charge and any charges described in section 7 that are not included in the Accumulation Unit value) according to the provisions of section 9.2(a)(2), except that the term "termination effective date" as used in section 9.2(a)(2) shall be replaced by "withdrawal effective date."

A withdrawal request is effective, and the Investment Account Account Value, SV A Account Value, and Guaranteed SV A Account Value to be applied pursuant to this Section is determined, on [the Business Day that we receive a proper withdrawal request (or due proof of death, if received later)). We will pay any cash lump-sum to you or your designee within (7 days) from that Business Day, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the SVA under this section 5 for a period of up to (6 months) after we receive the withdrawal request.

As soon as administratively feasible following the Business Day that we receive your notice of intent to terminate the contract pursuant to section 9.1, but no later than (5) Business Days following the Business Day that we receive such notice, the above-described Plan benefits shall not be paid under this Section, but instead amounts shall be paid under the provisions of section 9.

5.2 Transfers Between Investment Options: You may direct us to transfer all or a portion of your Investment Account Account Value and SVA Account Value between Investment Options. Transfers are effective on (the Business Day that we receive the transfer direction). Transfer directions may be made daily on any Business Day. We will make the transfer as requested within (7) days from the date we receive the request, except as we may be permitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the SVA for a period of up to (6 months) after we receive the transfer request

5.3 Transfers to and from the SVA:

(a) As soon as administratively feasible following the Business Day that we receive your notice of intent to terminate the contract pursuant to section 9.1, but no later than (5) Business Days following the Business Day that we receive such notice, no transfers from the SVA may be made

(b) Transfers to and from the SV A are subject to our approval.

5.4 Other Funding: If more than one funding medium is used to fund the Plan, the amount to be withdrawn from this contract to pay a Plan benefit is equal to ((1) x (2)) + 3 + 4 where:

(1) is the total Plan benefit payable;

(2) is the percentage of total Plan assets held under this contract, as you certify to us;

(3) is the amount of any applicable Withdrawal Charge applied under section 5.1; and

(4) is the amount of any applicable charges under section 7 that are not included in the Accumulation Unit value.

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                             SECTION 6 - ANNUITIES

6.1 Annuity Purchases: Prior to notification of contract termination (but not thereafter, subject to the provisions of section 9), you may withdraw all or a portion of your Investment Account Account Value and SV A Account Value (or your Guaranteed SVA Account Value if your entire Account is withdrawn) to provide a Plan benefit in the form of an annuity. Such a withdrawal is not subject to a Withdrawal Charge. On the date we receive an annuity purchase request, we transfer the amount requested to the SVA if it is an available Investment Option, otherwise to the default Investment Option listed in section 2.1. Such amounts remain in the SVA or the default Investment Option until the Investment Account Account Value and SVA Account Value (or Guaranteed SV A Account Value if your entire Account is withdrawn) of such requested amounts (reflecting gains and losses) is applied to purchase the annuity on [the last day ofthe month preceding the Annuity Commencement Date.) As of that annuity purchase date, those funds are no longer maintained in this contract.

Your annuity purchase request must specify the purpose for the annuity, the Participant's name, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If the Participant or any contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

The minimum amount that you may apply to purchase an annuity is [the lesser of $10,OOO or your entire Investment Account Account Value plus your Guaranteed SVA Account Value].

6.2 Annuity Options: You may elect any optional form of annuity we offer at the time of purchase. A vailable annuity options always include:

(a) Life Annuity. A monthly annuity is payable as long as the annuitant lives.

(b) Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

(c) 10- Year Certain and Life Annuity. A monthly annuity is payable to the annuitant for as long as the annuitant lives. If the annuitant dies before receiving payments for the 1 O-year certain period, any remaining payments for the balance of the 10-year certain period are paid to the annuitant's beneficiary.

If a certain period annuity is available, the certain period may not extend beyond the life expectancy of a Participant or the joint life expectancy of a Participant and any contingent annuitant, as determined on the Annuity Commencement Date.

6.3 Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to this contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contracts produce a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied. We will notifY each person of the annuity amount purchased.

6.4 Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proof that an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis.

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                       SECTION 7 - OTHER CONTRACT CHARGES

7.1 Investment Option Charge (IOC): Under section 4.4, the Accumulation Unit values of all Investment Accounts reflect the daily equivalent of an IOC expressed as an annual percentage.

The IOC for an Investment Account is applied directly against the Investment Account and is equal to the sum of "x" + "y" where:

"x" =a current charge for the investment advisory fees and for the operational, organizational, and other expenses of the corresponding Mutual Fund, Portfolio, or other entity in which the Investment Account invests. Periodically, for a given Investment Account, "x" will change to reflect changes in the related expenses and other factors. Any change in "x" for an Investment Account will be effective without prior written notice. It is the Mutual Fund, Portfolio, or other entity that collects this charge, not AUL. Copies of the prospectuses or reports of the Mutual Fund, Portfolio, or other entity are available for review.

"y" =a current combined mortality risk charge and expense risk charge of (1.25%).

7.2 Taxes: We may deduct charges equal to any premium tax we incur from the balance applied to purchase an annuity or at such other time as premium taxes are incurred by AUL. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur that are attributable to such Investment Accounts.

7.3 Reduction or Waiver of Charges: We may reduce or waive the Withdrawal Charge or the charges discussed above if the appropriate expenses associated with the sale or administration of any contract are reduced or if a contract is sold covering our employees or directors, those of the OneAmerica(R) Funds, Inc., or to either's affiliates.

7.4 Other Charges:

(a) We apply those charges listed in the Table of Contract Charges.

(b) Charges due AUL for which the Plan is responsible, and to which the Plan Sponsor and Contractholder have otherwise agreed in writing, which are unpaid (pro-rata basis. These charges may include, but are not limited to, administrative fees, data reconciliation and reconstruction fees, commissions, and contract application/installation fees for a takeover Plan. The Plan Sponsor must pay any charges for which the Plan Sponsor (not the Plan) is responsible, and to which the Plan Sponsor has otherwise agreed in writing. These charges include contract application/installation fees for a new Plan.

(7.5 Variable Investment Plus (VIP) Credit Factor: We determine a VIP credit factor each month by multiplying the portions of your month-end Account Value in all Investment Accounts by the monthly equivalent of the corresponding annual VIP credit factors in the table

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below. The sum of these products is divided by your month-end Account Value in all Investment Accounts. We multiply the resulting percentage by your month-end Account Value in each Investment Account, and add the resulting amount to your Account Value for that Investment Account.

Aggregate Month-End Account Value                 Annual VIP Credit Factors
allocated to Investment Accounts
$0 - $249,999                                        0.00%
$250,000 - $999,999                                  0.60%
$1,000,000 - $1,999,999                              0.65%
$2,000,000 - $2,999,999                              0.75%
$3,000,000 - $4,999,999                              0.85%
Over $500,000,000                                    0.95%

The VIP Credit Factor may be reduced by an annual charge percentage equal to the current fixed dollar charge for expenses you have selected and to which you have agreed in your AUL administrative services agreement divided by your period-end Account Value in all Investment Accounts. Period-end will be month-end. Alternatively, at our option and upon 30 days notice to you prior to the beginning of the next calendar quarter, we may use your calendar quarter end Account Value in all Investment Accounts to calculate this charge. We also reserve the right to revert to a month-end calculation upon 30 days notice to you prior to the beginning of the month in which the change is to be effective. Such charge percentage may not reduce the VIP Credit Factor below 0%).

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                       SECTION 8 - CONTRACT MODIFICATIONS

8.1 Contract Amendment: You and we may agree to any change or amendment to this contract without the consent of any other person or entity. This contract cannot be modified or amended, nor can any provision or condition be waived, except by written authorization of a corporate officer of AUL.

     8.2 Rates and Section 7 Charges: We may announce new Guaranteed Rates, as described in section 3.2. We may also modify the charge levels in section 7 (but may not exceed the maximum charge levels listed in the Table of Contract Charges) using the procedures of section 8.5.

8.3 Conformance with Law: We may amend this contract at any time, without your consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give you or Participants the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to you prior to its effective date.

8.4 Addition, Deletion, or Substitution of Investments:

(a) We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, substitution for, or combinations of, the securities that are held by any Investment Account or that any Investment Account may purchase. We reserve the right to eliminate the shares of any of the eligible Mutual Funds, Portfolios, or other entities and to substitute shares of, or interests in, another Mutual Fund, Portfolio, or another investment vehicle, for shares already purchased or to be purchased in the future under the contract, if the shares of any or all eligible Mutual Funds, Portfolios, or other entities are no longer available for investment or if further investment in any or all eligible Mutual Funds, Portfolios, or other entities becomes inappropriate in view of the purposes of the contract. Where required under applicable law, we will not substitute any shares attributable to your interest in any Investment Account without notice, your approval or Participant approval, or prior approval of the Securities and Exchange Commission or a state insurance commissioner, and without following the filing or other procedures established by applicable state insurance regulators.

Nothing contained herein will prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between series or classes of contracts on the basis of requests made by a majority of other contractholders or as permitted by federal law.

(b) We reserve the right to establish additional Investment Accounts, each of which would invest in the corresponding Mutual Fund, Portfolio, or other entity, or in other securities or investment vehicles. We reserve the right to eliminate or combine existing Investment Accounts if marketing, tax, or investment conditions warrant. We reserve the right to provide other Investment Options under this contract at any time. Subject to any required regulatory approvals, we reserve the right to transfer assets from any Investment Account to another separate account of AUL or Investment Account.

(c) In the event of any such substitution or change, we may, by appropriate amendment, make such changes in this contract as may be necessary or appropriate to reflect such substitution or change. Any transfer request or Investment Option election received on or after the effective date of such substitution or change that reflects the previous Investment Option that has been substituted or changed will be transacted using the new substituted or changed Investment Option. If deemed by us to be in the best interests of persons or entities having

DCP-uK(SVA)        ((SBR))                 14
voting rights under this contract, the Variable Account may be operated as a management investment company under the Investment Company Act of 1940 or any other form permitted by law, it may be deregistered in the event such registration is no longer required under the Investment Company Act of 1940, or it may be combined with other separate accounts of AUL or an affiliate thereof. We may take such action as is necessary to comply with, or to obtain, exemptions from the Securities and Exchange Commission with regard to the Variable Account. Subject to compliance with applicable law, we also may combine one or more Investment Accounts and may establish a committee, board, or other group to manage one or more aspects of the Investment Accounts.

8.5 Our Right to Initiate Changes: In addition to those amendments permitted by sections 8.2, 8.3, and 8.4, we may initiate an additional provision or modification of any other provision of this contract (except for those prohibited amendments listed in section 8.6) by giving you (60) days notice of such modification. Any such modification is effective without your affirmative assent.

(a)Notwithstanding our right to initiate changes under section 8.5, we may not initiate changes to the method of calculating the Guaranteed SVA Account Value as set out in section 1.14, our obligation to set Guaranteed Rates for the period of time specified in section 3.2, the payment provisions upon contract termination specified in section 9.2, or the maximum charge levels listed in the Table of Contract Charges. We may not modify the Table of Guaranteed Immediate Annuities more often than once every 5 years, and such modified Table will only apply to those individuals who become Participants on or after the effective date of such modification.

(b) No modification to this contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to Account balances held in the SVA on the modification's effective date.

DCP-uK(SVA)        ((SBR))                 15

                      SECTION 9 - TERMINATION OF CONTRACT

9.1 Termination by You: You may terminate this contract by giving us notice and electing a form of payment described in section 9.2. Your rejection of a new Guaranteed Rate declared for the SV A pursuant to section 3.2 shall constitute notice of your termination of the contract, provided that notice of such rejection is received by us at our Home Office at least (5 days) prior to the date that the new Guaranteed Rate takes effect. The contract termination effective date is )the Business Day that we receive your notice at our Home Office).

9.2 Payment Upon Termination by You: If you terminate the contract, you may elect the following options:

(a) (1) We pay you your Investment Account Withdrawal Value in a lump-sum. Such Withdrawal Value will be determined on the termination effective date and paid within (7) days from the termination effective date, except as we may be permitted to defer payment in accordance with appropriate provisions ofthe federal securities laws.

Your Guaranteed SVA Account Value as determined on the termination effective date shall be transferred as of that date from the SV A to an Interest Account within our general asset account within (7) days from the termination effective date. (Amounts may be credited to this Interest Account only as described in this Subsection (a)(2).) All amounts accumulated in this Interest Account shall continue to earn interest in a specific calendar year at the Guaranteed Rate in effect for the SVA as of the contract termination effective date, but such interest shall never be less than (the average 5-year Constant Maturity Treasury Rate reported by the Federal Reserve for the month of October of the calendar year immediately preceding such specific calendar year (rounded to the nearest 0.05%), minus 1.25%. This minimum guaranteed interest rate shall not be less than 1% nor greater than 3%.)

Amounts accumulated in this Interest Account, subject to a Withdrawal Charge, shall be paid out (365 days) following the contract termination effective date. )Only Plan benefit distributions that are paid pursuant to section 6.1, and Plan benefit distributions that are paid pursuant to section 5.1 for retirement, death, disability, termination of employment, and Code section 401(a)(9) required minimum distributions that are not subject to a Withdrawal Charge, shall continue to be made during this 365-day period.) Provided that both you and we agree, an earlier payout within this (365-day) period may be arranged.

(b) Transfer to Another Contract: You may transfer your Investment Account Account Value and your Guaranteed SV A Account Value to any group annuity contract that has a withdrawal charge that we may make available. You may transfer your Investment Account Account Value and your Guaranteed SV A Account Value, subject to a Withdrawal Charge, to any group annuity contract that does not have a withdrawal charge that we may make available. Any such amounts are transferred on the contract termination effective date. Monies in the SV A can be transferred to such group annuity contract, subject to the same limitations as described in Subsection (a)(2) above.

As soon as administratively feasible following the Business Day that we receive your notice of intent to terminate the contract, but no later than (5) Business Days following the Business Day that we receive such notice, no Contributions may be credited to the SV A pursuant to section 2.1, and no transfers to or from the SV A may be made pursuant to section 5.3.

DCP-uK(SVA)        ((SBR))                 16

9.3 Indemnification Required: Payments or transfers under section 9.2 are in full settlement of our obligations under this contract. Prior to making such payments or transfers under section 9.2, we may require you and the Plan Sponsor to indemnify and hold us harmless from any and all losses, claims, or demands that may later be asserted against us in connection with the making of such payment or transfer.

9.4 Effect on Contract Obligations: Any annuities purchased prior to notification of contract termination. are unaffected by a termination. We may refuse further Contributions at any time after a termination notice has been given. This contract terminates automatically if no amounts remain in either the S VA or any Investment Account.

DCP-uK(SVA)        ((SBR))                 17

                        SECTION 10 - GENERAL PROVISIONS

10.1 Ownership: You own this contract. No other person or entity has any right, title, or interest in this contract or to amounts received or credited under it until you make such amounts available to them. All amounts received or credited under this contract become our property. We are obligated to make only the payments or distributions specified in this contract. Assets shall be held for the exclusive benefit of Participants and their beneficiaries under the Plan. No benefit or privilege under the contract may be sold, assigned, discounted, or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose to any person or entity other than AUL.

10.2 Entire Contract: This contract and your application constitute the entire agreement between you and us. We are not a party to, nor bound by, a Plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. We are not a fiduciary under this contract or under any such Plan, trust, custodial agreement, or other agreement.

10.3 Benefit Determinations: You will furnish us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We rely solely on your instructions and certifications with respect to Participant benefits. You are fully responsible for determining:

(a) whether benefit payments are permitted under applicable law and the Plan and

(b) the existence or amount of Excess Contributions (plus gains or minus losses thereon), or that returns of Excess Contributions are permitted by the Plan and the Code.

We may rely on your or your designee's statements or representations in honoring any benefit payment request.

We require that a Participant execute and submit to us an affidavit that we prepare in order that we may process that Participant's benefit payable under this contract if you, the Plan Sponsor, the Plan Trustee, and the Plan Administrator are no longer in existence at the time we receive that Participant's benefit payment request.

10.4 Representations and Warranties: You and we mutually represent and warrant, each to the other, that each is fully authorized to enter into this contract and that this contract is a valid and binding obligation and that the execution of this contract does not violate any law, regulation, judgment, or order by which the representing party is bound. In addition, you represent and warrant to us that:

(use this (a) if the Plan is a 457(b) plan)

(a) (a) the Plan is [a deferred compensation plan that meets the requirements of Code section 457(b)];

(use this (a) if the Plan is a 457(f) plan)

(a) the Plan is [a deferred compensation plan that meets the requirements of Code section 457(f) and Code section 409A];

(use this (a) if the Plan is not a 457(f) plan, but is a 409A plan)

(a) the Plan is [a deferred compensation plan that meets the requirements of Code section 409A];

(use this (a) if the Plan is a grandfathered 409A plan)

(a) the Plan is [a deferred compensation plan that is a grandfathered Code section 409A plan];


DCP-uK(SVA)        ((SBR))                 18

(b) the execution of this contract has been authorized by the Plan fiduciary responsible for Plan investment decisions; and

(c) the execution or performance of this contract does not violate any Plan provision or any law, regulation, judgment, or order by which the Plan is bound.

We do not make any representation or warranty regarding the federal, state, or local tax status of this contract, your Account, or any transaction involving this contract.

10.5 Contractholder Representative; Misstatement of Data: You may designate a representative to act on your behalf under this contract or to receive any payment made pursuant to this contract. We may rely on any information you, your designee, or a Participant furnishes. We need not inquire as to the accuracy or completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.

10.6 Assignment by Contractholder: You may assign this contract by filing the original or a duplicate of the assignment with us. We are not responsible for the validity of an assignment.

10.7 Form of Request, Notice, Instruction, or Direction: When reference is made to you, your designee, or a Participant making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.

10.8 Conformity with Law: Any benefit payable under this contract shall not be less than the minimum benefit required by the insurance laws of the state in which the contract is delivered. Language in this contract referring to state or federal tax or securities statutes or rules, or other statutes or rules, do not incorporate within this contract any such statutes or rules.

10.9 Gender and Number: Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

10.10 Facility of Payment: If you have directed us to pay any Participant, contingent annuitant, or beneficiary who is legally incapable of giving a valid receipt for any payment, and if no guardian has been appointed, we will pay you directly. Any such payment fully discharges us to the extent of such payment.

10.11 Voting: We own all shares of a Mutual Fund, Portfolio, or other entity held in an Investment Account. We exercise the voting rights of such shares at all shareholder meetings on all matters requiring shareholder voting under the Investment Company Act of 1940 or other applicable laws. Our vote reflects instructions received from persons having the voting interest in the shares, as follows:

(a) You have the voting interest under this contract. Unless otherwise required by applicable law, the number of shares of a Mutual Fund, Portfolio, or other entity for which you may give voting instructions is determined by dividing your Account Value in the affected Investment Account by the net asset value of the shares of the Mutual Fund, Portfolio, or other entity. Fractional votes are counted. Our determination is made as of the date used by the Mutual Fund, Portfolio, or other entity to determine shareholders eligible to vote.

DCP-uK(SVA)        ((SBR))                 19

(b) We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from you and from all other contractholders. If no timely voting instructions are received from you, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts.

To the extent permitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation.

We will provide prospectuses and other reports as required by applicable federal law.

10.12 Acceptance of New Contributions: We may refuse to accept new Contributions at any time.

10.13 Our Annual Statement: No provision of this contract controls, determines, or modifies any annual statement made by us to any insurance department, contractholder, regulatory body, or other person. Nor does anything in such annual statement control, determine, or modify the provisions of this contract.

10.14 Notice of Annual Meeting of Members: By-law, Art II, Sec. 2: the regular annual meeting of the members of American United Mutual Insurance Holding Company shall be held at its principal place of business on [the third Thursday in February each year at ten o'clock A.M. local time] or at such other location, place, or time as may be designated by the Board of Directors. The election of directors shall be held at the annual meeting.

DCP-uK(SVA)        ((SBR))                 20

                           TABLE OF CONTRACT CHARGES

(1) Charge for Non-Electronic Transfers: We charge a service fee of up to $5 for non-electronic transfers between Investment Options, which will either be billed to you or deducted from your Account.

(2) Contract Termination Individual Participant Check Fee: We bill you for a fee of up to $100 for each Participant for whom an individual check is prepared upon contract termination. (This charge does not apply to a lump-sum payment to you upon contract termination.)

(3) Participant Account Charge: Should we ever begin to provide individual Participant recordkeeping services under this contract, we reserve the right to deduct a Participant Account Charge of up to $10 per Contract Quarter on the last day of each Contract Quarter from each Participant Account in existence on such day for as long as the Participant Account is in effect. Alternatively, we may bill this charge to you. If the entire balance of a Participant Account is applied or withdrawn before the last day of the Contract Quarter pursuant to the contract, the Participant Account Charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which such application or withdrawal of funds is made will not be deducted from the amount applied or withdrawn and will not be billed to you.

DCP-uK(SVA)        ((SBR))                 21

                    (TABLE OF GUARANTEED IMMEDIATE ANNUITIES
                    MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE

                                                10-year Certain
Adjusted Age             Life Annuity           and Life Annuity


45                         2.7498                    2.7455
46                         2.7986                    2.7938
47                         2.8498                    2.8444
48                         2.9036                    2.8975
49                         2.9602                    2.9532
50                         3.0197                    3.0116
51                         3.0823                    3.0730
52                         3.1483                    3.1375
53                         3.2178                    3.2052
54                         3.2913                    3.2763
55                         3.3690                    3.3512
56                         3.4511                    3.4299
57                         3.5381                    3.5126
58                         3.6301                    3.5995
59                         3.7273                    3.6906
60                         3.8300                    3.7862
61                         3.9387                    3.8865
62                         4.0536                    3.9919
63                         4.1751                    4.1024
64                         4.3037                    4.2184
65                         4.4397                    4.3400
66                         4.5837                    4.4676
67                         4.7365                    4.6014
68                         4.8992                    4.7419
69                         5.0735                    4.8895
70                         5.2610                    5.0448
71                         5.4635                    5.2077
72                         5.6823                    5.3783
73                         5.9180                    5.5559
74                         6.1718                    5.7400
75                         6.4456                    5.9301


Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [0.6 times (Birth Year - 1915)] rounded to the nearest integer.

Guaranteed purchase rates are 100% of the net single premium for the benefit provided based on 85% of the unprojected 1994 Group Annuity Reserving Table for females with interest at 1.5%.)


DCP-uK(SVA)        ((SBR))                 22

                          TABLE OF INVESTMENT ACCOUNTS

The following Investment Accounts are made available to you under this contract. By completing a form we require, you may restrict the Investment Accounts. Amounts allocated to any Investment Account identified below are invested in the shares of the corresponding Mutual Fund, Portfolio, or other entity listed below. Any restrictions imposed on AUL's ability to buy or sell shares in a Mutual Fund, Portfolio, or other entity listed below, and any fees imposed on AUL in connection with the purchase or sale of such shares, will be applied to any transaction by the Contractholder involving the corresponding listed Investment Account. Competing Investment Accounts are not available under this contract.

Investment Account                      Mutual Fund. Portfolio. or Other Entity

{Note: Competing Investment Accounts are not to be available under this contract and are not to be listed here)

AIM Basic Value                        AIM Basic Value Fund (A Class)

AIM Capital Development                AIM Capital Development Fund (Instl)

AIM Dynamics                           AIM Dynamics Fund (Investor)

AIM Energy                             AIM Energy Fund (K Class)

AIM Financial Services                 AIM Financial Services Fund (K Class)

AIM Global Equity                      AIM Global Equity Fund (A Class)

AIM Global Health Care                 AIM Global Health Care Fund (K Class)

AIM International Growth               AIM International Growth Fund (Instl)

AIM Leisure                            AIM Leisure Fund (K Class)

AIM Mid Cap Core Equity                AIM Mid Cap Core Equity Fund (R Class)

AIM Small Cap Growth                   AIM Small Cap Growth Fund (R Class)

AIM Technology                         AIM Technology Fund (K Class)

AllianceBernstein Focused              AllianceBernstein Focused Growth &
Growth & Income                         Income Fund (R Class)

AliianceBernstein Global Value         AllianceBernstein Global Value Fund
                                        (R Class)

AllianceBernstein International Growth AllianceBernstein International Growth
                                        Fund (R Class)

AllianceBernstein International Value  AllianceBernstein International Value
                                        Fund (R Class)

AllianceBernstein Mid-Cap Growth       AllianceBernstein Mid-Cap Growth Fund
                                        (R Class)

AllianceBernstein Small-Mid Cap Value  AllianceBernstein Small-Mid Cap Value
                                        Fund (R Class)

AllianceBernstein Small-Cap Growth     AllianceBernstein Small-Cap Growth
                                        Fund (R Class)

AllianceBernstein Value                AllianceBernstein Value Fund (R Class)

Allianz CCM Capital Appreciation       Allianz CCM Capital Apprecitaion Fund
                                       (R Class)

Allianz CCM Mid-Cap                    Allianz CCM Mid-Cap Fund (Admin)

Allianz NFJ Dividend Value             Allianz NFJ Dividend Value (R Class)

Allianz NFJ Small Cap Value            Allianz NFJ Small Cap Value (R Class)

Allianz OpCap Renaissance Fund         Allianz OpCap Renaissance Fund (R Class)

Allianz OpCap Value                    Allianz OpCap Value Fund (R Class)

Alger Capital Appreciation             Alger Capital Appreciation Institutional
 Institutional                         (R Class)

Alger Small /Cap Growth Institutional  Alger Small/Cap Growth Institutional
                                       (R Class)

American Century(R) Emerging Markets   American Century(R) Emerging Markets
                                        (Inv)

American Century(R) Equity Growth      American Century(R) Equity Growth Fund
                                       (Advisor Class)

American Century(R) Equity Income      American Century(R) Equity Income Fund
                                       (Advisor Class)

American Century(R) Ginnie Mae         American Century(R) Ginnie Mae Fund
                                       (Advisor Class)

American Century(R) Growth             American Century(R) Growth Fund
                                       (Advisor Class)

American Century(R) Heritage           American Century(R) Heritage Fund
                                       (Advisor Class)

American Century(R) Inflation-Adjusted American Century(R) Inflation-Adjusted
Bond                                    Bond Fund (Advisor Class)

American Century(R) International Growth American Century(R) International
                                          Growth Fund (Advisor Class)

American Century(R) New Opportunities II American Century(R) New Opportunities
                                          II Fund (A Class)

American Century(R) Large Company Value  American Century(R) Large Company
                                          Value Fund (Advisor Class)

American Century(R) Real Estate          American Century(R) Real Estate
                                          (Advisor Class)

American Century(R) Select               American Century(R) Select Fund
                                         (Advisor Class)

American Century(R) Strategic Allocation: American Century(R) Strategic
Aggressive                                 Allocation: Aggressive Fund
                                           Advisor Class)

American Century(R) Strategic Allocation: American Century(R) Strategic
Conservative                               Allocation: Conservative Fund
                                          (Advisor Class)

American Century(R) Strategic Allocation: American Century(R) Strategic
Moderate                                   Allocation: Moderate Fund
                                          (Advisor Class)

American Century(R) Ultra                American Century(R) Ultra Fund
                                         (Advisor Class)

American Century(R) Vista Fund           American Century(R) Vista Fund
                                         (Advisor Class)


DCP-uK(SVA)        ((SBR))                 23

American Funds AM CAP                    American Funds AMCAP (R3 Class)

American Funds American High Income      American Funds American High Income
Trust                                     Trust (R3 Class)

American Funds Capital World             American Funds Capital World Growth
Growth & Income                           & Income (R3 Class)

American Funds EuroPacific Growth        American Funds EuroPacific Growth
                                         (R3 Class)


American Funds Fundamental Investors     American Funds Fundamental Investors
                                          (R3 Class)

American Funds Growth Fund of America    American Funds Growth Fund of America
                                          (R3 Class)

American Funds Intermediate Bond Fund    American Funds Intermediate Bond Fund
of America                                of America (R3 Class)

Dreyfus Premier Future Leaders           Dreyfus Premier Future Leaders Fund
                                         (T Class)

Dreyfys Premier Health Care              Dreyfus Premier Health Care Fund
                                         (R Class)

Dreyfus Premier New Leaders              Dreyfus Premier New Leaders Fund
                                         (T Class)

Dreyfus Premier Structured MidCap        Dreyfus Premier Structured MidCap Fund
                                         (T Class)

Dreyfus Premier Third Century            Dreyfus Premier Third Century Fund
                                         (T Class)

Dreyfus Premier Worldwide Growth         Dreyfus Premier Worldwide Growth Fund
                                         (T Class)

Fidelity(R) Advisor Dividend Growth      Fidelity(R) Advisor Dividend Growth
                                          Fund (T Class)

Fidelity(R) Advisor Dynamic Capital      Fidelity(R) Advisor Dynamic Capital
Appreciation                              Appreciation Fund (T Class)

Fidelity(R) Advisor Equity Growth        Fidelity(R) Advisor Equity Growth Fund
                                         (T Class)

Fidelity(R) Advisor Equity Income        Fidelity(R) Advisor Equity Income Fund
                                         (T Class)

Fidelity(R) Advisor Fifty                Fidelity(R) Advisor Fifty Fund
                                         (A Class)

Fidelity(R) Advisor Freedom 2010         Fidelity(R) Advisor Freedom 2010 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2015         Fidelity(R) Advisor Freedom 2015 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2020         Fidelity(R) Advisor Freedom 2020 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2025         Fidelity(R)Advisor Freedom 2025 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2030         Fidelity(R) Advisor Freedom 2030 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2035         Fidelity(R) Advisor Freedom 2035 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2040         Fidelity(R) Advisor Freedom 2040 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2045         Fidelity(R) Advisor Freedom 2045 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom 2050         Fidelity(R) Advisor Freedom 2050 Fund
                                         (T Class)

Fidelity(R) Advisor Freedom Income       Fidelity(R) Advisor Freedom Income
                                          Fund(T Class)

Fidelity(R) Advisor Growth & Income      Fidelity(R) Advisor Growth & Income
                                         Fund (T Class)

Fidelity(R) Advisor Growth Opportunities Fidelity(R) Advisor Growth
                                          Opportunities Fund (T Class)

Fidelity(R) Advisor Leveraged Company    Fidelity(R) Advisor Leveraged Company
Stock                                     Stock (T Class)

Fidelity(R) Advisor New Insights         Fidelity(R) Advisor New Insights Fund
                                         (T Class)

Fidelity(R) Advisor Small Cap            Fidelity(R) Advisor Small Cap (T Class)

Fifth Third Mid Cap Growth               Fifth Third Mid Cap Growth Fund
                                         (Advisor Class)

Fifth Third Multi Cap Value              Fifth Third Multi Cap Value Fund
                                         (Advisor Class)

Fifth Third Quality Growth               Fifth Third Quality Growth Fund
                                         (Advisor Class)

Fifth Third Strategic Income             Fifth Third Strategic Income Fund
                                         (Advisor Class)

First American Mid-Cap Growth            First American Mid-Cap Growth
Opportunities                             Opportunities (R Class)

First American Mid-Cap Value             First American Mid-Cap Value (R Class)

First American Small Cap Select          First American Small Cap Select
                                         (R Class)

First American Small Cap Value           First American Small Cap Value
                                         (R Class)

First American Strategy Growth           First American Strategy Growth
Allocation                                Allocation (R Class)

Franklin Capital Growth                  Franklin Capital Growth Fund (R Class)

Franklin Flex Cap Growth                 Franklin Flex Cap Growth Fund (R Class)

Franklin Small Mid Cap Growth            Franklin Small Mid Cap Growth Fund
                                         (R Class)

Franklin Strategic Income                Franklin Strategic Income Fund
                                         (R Class)

Goldman Sachs Mid-Cap Value              Goldman Sachs Mid-Cap Value
                                         (Inst Class)

Goldman Sachs Small Cap Value            Goldman Sachs Small Cap Value
                                         (R Class)

Goldman Sachs Strategic Growth           Goldman Sachs Strategic Growth
                                         (Inst Class)
Goldman Sachs Tollkeeper                 Goldman Sachs Tollkeeper (Inst Class)

Janus Adviser Forty                      Janus Adviser Forty Fund (R Class)

Janus Adviser Growth and Income          Janus Adviser Growth and Income Fund
                                         (R Class)

Janus Adviser INTECH Risk-Managed Growth Janus Adviser INTECH Risk-Managed
                                          Growth Fund (I Class)

Janus Adviser Mid Cap Value              Janus Adviser Mid Cap Value Fund (SVC)

Janus Adviser Small Company Value        Janus Adviser Small Company Value Fund
                                         (I Class)

Lord Abbett Developing Growth            Lord Abbett Developing Growth Fund
                                         (P Class)

Lord Abbett Growth Opportunities         Lord Abbett Growth Opportunities Fund
                                         (P Class)

DCP-uK(SVA)        ((SBR))                 24

Lord Abbett Small-Cap Blend              Lord Abbett Small-Cap Blend Fund
                                         (P Class)

Marshall Mid-Cap Growth                  Marshall Mid-Cap Growth Fund
                                         (Investor Class)

Marshall Mid-Cap Value                   Marshall Mid-Cap Value Fund
                                         (Investor Class)

Marshall Small-Cap Growth                Marshall Small-Cap Growth Fund
                                         (Investor Class)

Neuberger Berman Fasciano                Neuberger Berman Fasciano Fund
                                         (Advisor Class)

Neuberger Berman Focus                   Neuberger Berman Focus Fund
                                         (Advisor Class)

Neuberger Berman Millennium              Neuberger Berman Millennium Fund
                                         (Advisor Class)

Neuberger Berman Partners                Neuberger Berman Partners Fund
                                         (Advisor Class)

OneAmerica(R) Asset Director             OneAmerica(R) Asset Director Portfolio
                                         (Advisor Class)

OneAmerica(R) Investment Grade Bond      OneAmerica(R) Investment Grade Bond
                                          Portfolio (Advisor Class)

OneAmerica(R) Socially Responsive        OneAmerica(R) Socially Responsive
Portfolio                                 Portfolio (0 Class)

OneAmerica(R) Value                      OneAmerica(R) Value Portfolio
                                         (Advisor Class)

Oppenheimer Global                       Oppenheimer Global Fund (N Class)

Oppenheimer International Bond           Oppenheimer International Bond Fund
                                         (N Class)

Oppenheimer Main Street Opportunity      Oppenheimer Main Street Opportunity
                                          Fund (N Class)

Oppenheimer Small Cap                    Oppenheimer Small Cap Fund (A Class)

Oppenheimer Strategic Income             Oppenheimer Strategic Income Fund
                                         (A Class)

PIMCO High Yield                         PIMCO High Yield Fund (R Class)

PIMCO Total Return                       PIMCO Total Return Fund (R Class)

Pioneer                                  Pioneer Fund (R Class)

Pioneer Bond                             Pioneer Bond Fund (R Class)

Pioneer Emerging Markets                 Pioneer Emerging Markets (A Class)

Pioneer High Yield                       Pioneer High Yield Fund (R Class)

Pioneer Mid-Cap Value                    Pioneer Mid-Cap Value Fund (R Class)

Pioneer Oak Ridge Large Cap Growth       Pioneer Oak Ridge Large Cap Growth Fund
                                           (R Class)

Pioneer Small Cap Value                  Pioneer Small Cap Value Fund (R Class)

Russell 2010 Strategy                    Russell 2010 Strategy Fund (D Class)

Russell 2020 Strategy                    Russell 2020 Strategy Fund (D Class)

Russell 2030 Strategy                    Russell 2030 Strategy Fund (D Class)

Russell 2040 Strategy                    Russell 2040 Strategy Fund (D Class)

Russell LifePoints Balanced              Russell LifePoints Balanced Strategy
                                          Fund (D Class)

Russell LifePoints Conservative          Russell LifePoints Conservative
                                          Strategy Fund (D Class)

Russell LifePoints Equity Growth         Russell LifePoints Equity Growth
Strategy                                  Strategy Fund (D Class)

Russell LifePoints Growth Strategy       Russell LifePoints Growth Strategy Fund
                                         (D Class)

Russell LifePoints Moderate              Russell LifePoints Moderate Strategy
                                         Fund (D Class)

State Street Equity 500 Index            State Street Equity 500 Index

T. Rowe Price Blue Chip Growth           T. Rowe Price Blue Chip Growth Fund
                                         (R Class)

T. Rowe Price Equity Income              T. Rowe Price Equity Income Portfolio
                                         (R Class)

T. Rowe Price Growth Stock               T. Rowe Price Growth Stock Fund
                                         (R Class)

T. Rowe Price International Growth       T. Rowe Price International Growth &
& Income                                  Income Fund (R Class)

T. Rowe Price International Stock        T. Rowe Price International Stock Fund
                                          (R Class)

Templeton Foreign                        Templeton Foreign Fund (R Class)

Templeton Growth                         Templeton Growth Fund (R Class)

Thornburg Core Growth                    Thornburg Core Growth Fund (R Class)

Thornburg International Value            Thornburg International Value Fund
                                         (R Class)

Thornburg Limited-Term Income            Thornburg Limited-Term Income Fund
                                         (R Class)

Thornburg Value                          Thornburg Value Fund (R Class)

Timothy Conservative Growth              Timothy Conservative Growth Fund
                                         (A Class)

Timothy Strategic Growth                 Timothy Strategic Growth Fund (A Class)